LICENSE AGREEMENT


THIS AGREEMENT is made this 17th day of May, 1997, between TECHNOLOGY RESEARCH CORPORATION, a corporation organized under the laws of the State of Florida, United States of America (herein "TRC"), having its registered office at: 5250 140th Avenue North, Clearwater, Florida 34620, and YASKAWA CONTROL COMPANY LIMITED (herein "YCC") organized under the laws of JAPAN, having its principal office at: KMM Bldg. 2-14-1 Asano, Kokurakita-ku, Kitakyushu 802 Japan.

WITNESSETH THAT:

WHEREAS, TRC has developed expertise in technology used in certain Personnel Protective Devices (PPD'S) and is the proprietor of such expertise and technology as defined in Exhibit "A" hereto in the Territories as defined herein.

WHEREAS, TRC desires to extend to YCC certain rights in Territories listed in Exhibit "B" to manufacture using the TRC technology defined in Exhibit "A" hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:


1.  Recitals

The above recitals are true and correct and are incorporated herein by reference.


2.  Grant and Scope of License

TRC grants YCC an exclusive license subject to the terms and conditions of this Agreement for the use of the TRC patents, technology and/or proprietary expertise used in PPD products as set forth in Exhibit "A" hereto only in the products manufactured and sold to market areas specified in Exhibit "C" by YCC which products utilized the technology and expertise set forth in Exhibit "A" hereto during the term of this agreement and provided that YCC is not in default hereunder.


3.  Term

This Agreement shall be valid for the term of 10 years subject to termination as provided herein.


4.  Initial Payment

The amount of EIGHTY FIVE THOUSAND ($85,000) U.S. dollars will be paid by YCC to TRC according to the following schedule:

                                      1
1st payment: Twenty Eight Thousand Three Hundred Thirty four US dollars. ($28,334) due Aug 1st 1997 2nd and 3rd payments. Twenty Eight Thousand Three Hundred Thirty Three US dollars. ($28,333) due 1st October and 1st December respectively.

It is under stood by both parties that if Toyota does not honor YCC with orders for the level one adapter, that a portion of the initial payment will be applied to the initial payment of the next agreement between TRC and YCC.

5.  Performance

YCC agrees to provide to TRC, within a 30 day period, after the signing of this agreement, a business plan detailing the marketing resources and strategies to be used in developing sales for the products that are the subject of this agreement, YCC also agrees that the YCC performance measured against the aforementioned plan be reviewed at the end of the 1st, and subsequent years by both TRC and YCC. Failure of YCC to achieve the objectives outlined by the plan may result in the conversion of the agreement to a non-exclusive license.


6.  Royalties for License

YCC shall pay TRC the amount equal to Five Percent of the net sales price for every PPD unit manufactured or sold by YCC directly or indirectly to market areas specified in Exhibit "C" subject to the conditions set forth in Exhibit "D". This also applies if any other PPD technology is utilized.


7.  Royalty Payments

1. YCC will make the royalty payments provided for herein in installments every 3 months, payments shall be made by wire transfer to a U.S. bank or other institution located in Japan as shall be designated by TRC by the 21st day following the end of the third month in the period in which payment of the units subject to this Agreement was made.

2. YCC will keep at its office at KMM Bldg. 2-14-1 Asano, Kokurakita-ku, Kitakyushu 802 Japan, a true and accurate account of all products which are the subject of this Agreement. Such records will show the total number of products manufactured, whether any such products have been disposed of other than by sale, and the number and manner of their disposition. This list shall include shipments to any other company or affiliate whether or not a normal invoice was prepared. TRC shall have and is hereby given right of access itself or through an authorized representative to those books of YCC related to these transactions which are the subject of this Agreement for the purpose of verifying statements received by it. Such access to be at reasonable business hours, upon 48 hours prior notice, and at TRC expense.


8. Support and Assistance

TRC will provide YCC all detailed technical information concerning the manufacture of the PPD utilizing the technology set forth in Exhibit "A" which is available to it, or of which it is otherwise aware, with the exception of the internal construction of integrated circuit Part No. 10020. TRC shall provide YCC with basic operating parameters of integrated circuit Part No. 10020.


                                      2
9.  Manufacturing and Inspection Standards

Products manufactured by YCC pursuant to this Agreement must meet all TRC manufacturing and inspection standards as reasonably specified from time to time. TRC shall have the right of access to YCC manufacturing facilities and relevant records at all times during normal business hours 9 am-5 PM Monday to Friday to assure compliance with such standards.


10.  Confidentiality

YCC will use its best endeavors during the terms of this Agreement so that YCC or its employees will not disclose any trade secrets, confidential information or data, processes or methods of production of same or any know-how with respect thereto obtained from TRC pursuant to this Agreement to any third party without prior written authorization of TRC except where necessary in the course of normal commercial practices.


11.  Patents

In the event that there are improvements developed by TRC or YCC to products or technology which are the subject of this Agreement, whether patented or not, both parties shall make such improvements available to the respective other party for no additional royalty.


12.  Disclosure of Relationship

TRC has the right, with the prior approval of YCC, which shall not be unreasonably withheld, to announce that YCC is utilizing the designs and technology of TRC in production of the Products which are the subject of this Agreement.


13.  Termination of the Agreement

     1. TRC shall have the right to terminate this Agreement upon the occurrence of any of the following events:

         a. YCC's failure to pay royalties as and when due where such failure is not remedied within 30 days of YCC receipt of written notice from TRC thereof.

         b. YCC's breach of or failure to perform any other material obligation under this Agreement where such failure is not remedied within 30 days of YCC receipt of written notice from TRC thereof.

         c. If any petition and bankruptcy is filed by or against YCC or if any other right or remedy sought by or against YCC under any bankruptcy or insolvency laws.








                                      3
     2. Upon the termination of this Agreement, all unpaid royalties shall become due and payable immediately.

     3. Upon the termination of this Agreement, YCC shall return to TRC any and all parts, pieces, drawings and/or technical information which it obtained from TRC in connection with this Agreement.


14.  Rights of Termination

YCC shall have the right to terminate this Agreement upon the occurrence of:

     1. Any material failure of TRC to comply with its obligations hereunder, in this event TRC will modify the amount of royalties payable pursuant to the agreement (past and future) to adequately account for such breach or violation by TRC that is not corrected within 60 days of TRC receipt of a written notice from YCC.

     2. Any suit being successfully brought against either or both of YCC or TRC by any third party for infringement of any intellectual property right licenses pursuant to this Agreement, unless such situations are resolved to mutual satisfaction.

     3. Any of the intellectual property rights licenses pursuant to this Agreement being held to be infringing the rights of any third party, or otherwise being invalid unless such situations are resolved to mutual satisfaction.

     4. Any petition and bankruptcy filed by or against TRC, or any other right or remedy sought by or against TRC under any bankruptcy or insolvency laws, the rights of YCC to be protected to the maximum degree permitted by the aforementioned laws.

     5. TRC being sold or acquired. The rights of YCC under this agreement shall be maintained.


15.  Assignments of Rights

TRC or YCC may not assign or transfer in any manner, including to any successor or assigns, the rights benefits, or obligations it has under this agreement without the express written permission of the other respective party which should not unreasonably be withheld.


16.  Product Liability

1. YCC shall indemnify and hold TRC totally free and harmless from and against any liability whatsoever associated with the manufacture and sale of products subject to this Agreement (excepting such liability which may arise as a consequence of any claim of infringement of intellectual property rights of YCC following TRC's detailed information provided pursuant to Exhibit "A" or applying the processes set out in any TRC patent), including but not limited to defects in materials and workmanship.





                                      4
2. TRC hereby indemnifies and holds YCC harmless from and against any liability arising from any actions, claims, or demands commenced or made by any persons that any technology, patent, or other intellectual property right licenses by TRC pursuant to the Agreement infringes the intellectual property rights of any other person. Or from any material defect arising from the product design, or from materials or workmanship if the parts for the products subject to this agreement are supplied by TRC.


17.  Notices and Consents

Any notice, certification or consent required by this Agreement shall not be deemed given to a party unless it is in writing and mailed by registered post, such notice shall be deemed to be received five (5) days after posting, delivered to such party at the address specified in the preamble to this Agreement or sent by telex or facsimile to such party.


18.  Modifications and Waivers

This instrument constitutes the sole agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements, oral or written, is enforceable in accordance with its terms and is binding upon the successors and assigns hereof. Neither this Agreement nor any provision hereof may be modified, waived, discharged, or terminated except by a writing signed by the parties hereto. Any waiver or any provision or requirement of this Agreement shall be valid only in the instance for which given, shall not be deemed continuing and shall not constitute a waiver of any other provision hereof.


19.  Severability

If any provision of this Agreement is found to be invalid, the remainder of this Agreement shall be valid and not affected thereby.


20.  Governing Law

This Agreement shall be governed and construed under the laws of the party to the Agreement bringing the action for default. In the case of TRC the laws of the State of Florida, United States of America and in the case of YCC the laws of Japan.


21.  Annual Meetings

Annual Meetings will be arranged between the principals of YCC and TRC, the first to take place within twelve (12) months of the day of this Agreement and subsequently to be held within twelve (12) months of the previous meeting. The above meetings shall rotate alternately each year between TRC and YCC main offices.


22.  Captions

The captions of the paragraphs hereof have no effect in interpreting this Agreement.


                                      5










IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

TECHNOLOGY RESEARCH CORPORATION


By: /S/ Raymond H. Legatti
    _____________________________
    Raymond H. Legatti  President


Witness: /S/ Edmund F. Murphy, Jr.
         _________________________
         Edmund F. Murphy, Jr.




YASKAWA CONTROL COMPANY LIMITED.


By: /S/ Masaki  Komiyama
    ______________________________

    Masaki Komiyama  President


Witness: /S/ Y. Nakamara
         ________________________
         Y. Nakamara



















                                      6
                                  EXHIBIT A




Under the terms and conditions of this Agreement it is recognized that TRC possesses Experience and Know-How relating to the technology in Design and Manufacture of Personnel Protective Devices(1) (PPD) products, that are designed by TRC to meet the requirements for electric vehicle charging systems. Specifically the products listed below:


1. Level One, and Level Two Electric Vehicle Charging Adapters. (Part numbers to be assigned)


2.  Specific TRC products listed below such as:

    1  34470-001 100v 15/20amp  (Honda Inline)
    2  34480-001 200v 15/20amp  (Honda Inline)
    3  32160     208/240v 32amp  Circuit board assembly     (level 2)


3. Other Electric Vehicle products as requirements develop, subject to approval by both TRC and YCC.

The TRC experience and Know How related to the aforementioned products, includes but is not restricted to: Patents, manufacturing procedures, test criteria, schematics, design and support documentation, to facilitate manufacture of PPD products, e.g.: Plughead, Inline and Panel mount devices.



      (1) Personnel protective devices are devices that provide protection for personnel against the hazards of electric shock.
























                                      7
                                  EXHIBIT B




TERRITORY:  JAPAN





















































                                      8
                                  EXHIBIT C



MARKET AREA:

ELECTRIC VEHICLES
Japanese electric vehicle manufactures, their Japanese affiliates, or authorized suppliers.

NOTE:  "ELECTRIC VEHICLES"
Means for products associated with battery charging systems intended for use with electric vehicles.














































                                      9
                                  EXHIBIT D





ROYALTIES:

Depending on the percentage of a total given product purchased by YCC from TRC, the royalty rate will be adjusted based on the following:


K = 1-(A/B)
A = TRC cost for the product (partial or total)  sold to YCC
B = The TRC cost for the same total product
C = Royalty rate  (clause 6)
ADJUSTED ROYALTY RATE  C times K

The purpose of the above equation is to adjust the royalty rate in proportion to the total or partial product sold by TRC to YCC.

For example:
For a given product  assume   B = 10.

To calculate the factor K

a. TRC supplies YCC with none of the total product (YCC manufactures complete product), therefor  A = 0,
    then K=1-(0/10) = 1,                              YCC pays full royalty

b.  TRC supplies YCC with  50% of the total product ,
    therefor A = 5
    then  K=1-(5/10) = 0.5,                           YCC pays 50% of royalty

c.  TRC supplies YCC with 100% of the total product
    therefor A = 10
    then  K=1-(10/10) = 0,                            YCC pays no royalty





















                                      10
                        MARKETING AND SALES AGREEMENT


THIS AGREEMENT is made this 17th Day of May, 1997, between TECHNOLOGY RESEARCH CORPORATION, a corporation organized under the laws of the State of Florida, United States of America (herein "TRC"), having its registered office at 5250 140th Avenue North, Clearwater, Florida 34620, and YASKAWA CONTROL COMPANY LIMITED (herein YCC) a limited company organized under the laws of JAPAN, having its principal offices at: KMM Bldg. 2-14-1 Asano, Kokurakita-ku, Kitakyushu 802 Japan.

WITNESSETH THAT:

WHEREAS, TRC has developed certain products designed to protect against fire and electric shock namely: all TRC products listed under the trade names "Electra Shield", "Shock Shield", and "Fire Shield", which include GFCI, ALCI, ELCI, PPD, CCID products; and any future products that may evolve under the category of electric shock protection. (herein after called "Products").

WHEREAS, TRC desires to extend to YCC certain rights to sell "Products" in territories and markets described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:


1.  Recitals

The above recitals are true and correct and are incorporated herein by reference.


2.  Grant and Scope of Agreement

TRC grants YCC exclusive sales and marketing rights subject to the terms and conditions of this Agreement for the use of the TRC patents, technology and expertise used in the "Products". During the term of this agreement and provided that YCC is not in default hereunder, TRC agrees not to grant any other organization located in Territories the marketing rights with respect to the "Products". YCC agrees that they will not offer, represent or sell, any other products that compete with the "Products".


3.  Term and Initial payment

This Agreement shall be for a term of five (5) years subject to termination as provided herein. The agreement will be automatically renewed for additional five (5) year periods. All other conditions will remain as before. Notice of intent not to renew the agreement must be given six (6) months prior to the next renewal date.

The amount of Fifty Thousand ($50,000.00) U.S. dollars is to be paid on the signing of the agreement.






4.  Performance to Maintain Exclusivity

The minimum annual purchase requirement (YCC orders to TRC for products covered under this agreement) to maintain exclusivity under the terms and conditions of this agreement are as follows:

YCC attains a minimum of Five Million US Dollars ($5,000,000) annual sales within a three year period commencing on the date of signing of the agreement. After eighteen months the parties may review this requirement in view of YCC actual performance, and may mutually agree to adjust the minimum number as appropriate. Any failure by YCC to market and support the sale of the "Products". will provide TRC the option of converting the sales and marketing rights described in Clause 2 from exclusive to non-exclusive rights.


5.  Territories and Markets

Territory:  Japan
Markets:  All Japanese market areas for the "Products".


6.  Disclosure of Relationship with YCC

TRC has the right, with the prior approval of YCC which shall not be unreasonably withheld, to divulge to any of its customers that YCC is utilizing the designs and technology of TRC in production of the Products which are the subject of this Agreement.


7.  Guarantee

7.1 TRC guarantees under the TRC standard terms and conditions of sale, that the products delivered to YCC comply with the pertinent TRC specifications for the product(s) in question.

7.2 YCC shall notify in writing to TRC any incident of possible defect and non conformity of the products within 30 days from their discovery, but however not later than one year after the date they have been put in the market and, in any case not later than 18 months after the date of delivery to YCC.

7.3 TRC shall furthermore regularly perform all controls that are necessary for ensuring the quality of the manufacturing process, the compliance with the agreed technical specifications, and with the requirements concerning the function and aspects of the products.


8.  Industrial Property Rights

TRC guarantees that the products supplied to YCC do not infringe any industrial property right of third parties and agrees to hold YCC harmless from any claim of third parties concerning such matter.









9.  Manufacturer's Liability

Any liability arising from defective products which are the subject of the Agreement, included any damages to persons or goods, shall be at the exclusive charge of TRC, who shall therefore keep YCC harmless from any claim of third parties, and shall adequately insure himself against any such risks, excluding damage created by transportation shipment, or damage to mentioned product created by misuse.


10.  Force Majeure

10.1 In case of force majeure, neither party shall be responsible for delays, or for failure to perform, in whole or in part, under the terms of the present contract. The term "force majeure" shall mean any event which is independent from the will or the power of the parties, and which is beyond their control, it being absolutely unforeseeable and not surmountable. Force majeure shall include, but is shall not be limited to the following events: natural disasters, war, riots.

10.2 In case of force majeure, the performance of the contract shall be suspended, but solely for the duration of the force majeure event. The party invoking force majeure shall immediately notify the other party by means of registered letter with advice of receipt. However, should force majeure cause the suspension of the contract for a period exceeding 3 months, each party shall have the right to terminate the contract, by means of registered letter with advice of receipt.

11.  Prohibition of Assignment

Neither party shall have the right to assign the rights or obligations under the present contract, without the previous written consent of the other party.

12.  Termination of the Agreement

TRC shall have the right to terminate this Agreement upon the occurrence of any of the following events:

YCC's breach of or failure to perform any material obligation under this Agreement where such failure is not remedied within 30 days of YCC receipt of written notice from TRC thereof. If any petition and bankruptcy is filed by or against YCC or if any other right or remedy sought by or against YCC under any bankruptcy or insolvency laws of JAPAN.


13.  Rights of Termination

YCC shall have the right to terminate this Agreement upon  the occurrence of:

(a) any material failure of TRC to comply with its obligations hereunder which is not cured within thirty (30) days of TRC's written receipt of notice from YCC thereof.

(b) any suit being successfully brought against either or both of YCC or TRC by any third party for infringement of any intellectual property right licenses pursuant to this Agreement.

(c) any of the intellectual property rights licenses pursuant to this Agreement being held to be infringing the rights of any third party, or otherwise being invalid.


14.  Modifications and Waivers

This instrument constitutes the sole agreement between the parties with respect to the subject matter thereof supersedes all prior agreements, oral or written, is enforceable in accordance with its terms and is binding upon the successors and assigns hereof. Neither this Agreement nor any provision hereof may be modified, waived, discharged, or terminated except by a writing signed by the parties hereto. Any waiver or any provision or requirement of this Agreement shall be valid only in the instance for which given, shall not be deemed continuing and shall not constitute a waiver of any other provision hereof.


15.  Severability

If any provision of this Agreement is found to be invalid, the remainder of this Agreement shall be valid and not affected thereby.


16.  Governing Law

This Agreement shall be governed and construed under the laws of the party to the Agreement bringing the action for default. This is in the case of TRC, the laws of the State of Florida, United States of America: in the case of YCC the laws of JAPAN.


17.  Annual Meetings

Annual Meetings will be arranged between principals of YCC and TRC, the first to take place within twelve (12) months of the day of this Agreement and subsequently to be held within twelve (12) months of the previous meeting.
The above meetings shall rotate alternately each year between TRC and YCC main offices.

























18.  Captions

The captions of the paragraphs hereof have no effect in interpreting this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.


TECHNOLOGY RESEARCH CORPORATION, a corporation organized under the laws of the State of Florida.


By:  /S/ Raymond H. Legatti
     ______________________________
     Raymond H. Legatti   President


Witness:  /S/ Edmund F. Murphy, Jr.
          _________________________
          Edmund F. Murphy, Jr.




YASKAWA CONTROL COMPANY LIMITED


By:  /S/ Masaki Komiyama
     ______________________________
     Masaki Komiyama   President


Witness:  /S/ Y. Nakamura
         __________________________
         Y. Nakamura